Exhibit 10.13

SECOND AMENDMENT

OF

ACTUANT CORPORATION

DEFERRED COMPENSATION PLAN

(As Amended and Restated Effective September 1, 2004)

WHEREAS, Actuant Corporation (the “Company”) maintains the Actuant Corporation Deferred Compensation Plan (As Amended and Restated Effective September 1, 2004) (the “Plan”); and

WHEREAS, it now is considered desirable to amend the Plan;

NOW, THEREFORE, IT IS RESOLVED THAT, pursuant to the power reserved to the Company by Section 9.2 of the Plan, and in accordance with the authority delegated to the undersigned officer pursuant to resolutions adopted by the Board of Directors of the Company, the Plan be and it hereby is amended in the following particulars:

1. Effective January 1, 2008, by substituting the following for the second paragraph in the preamble to the Plan:

“The Plan was originally established effective as of December 1, 2002. The Plan was most recently amended and restated effective September 1, 2004.

The Plan is designed to comply with the American Jobs Creation Act of 2004, as amended (the ‘Jobs Act’), and Section 409A of the Code. Accordingly, the Plan has been amended to conform to the requirements of the Jobs Act and Section 409A of the Code, and final Treasury regulations issued thereunder, with respect to Non-Grandfathered Amounts under the Plan. Prior to January 1, 2008, it is intended that the Plan be interpreted according to a good faith interpretation of the Jobs Act and Section 409A of the Code, and consistent with published guidance thereunder, including, without limitation, IRS Notice 2005-1 and the proposed and final Treasury regulations under Section 409A of the Code.

Treatment of amounts deferred under the Plan pursuant to and in accordance with any transition rules provided under all IRS published guidance and other applicable authorities in connection with the Jobs Act or Section 409A of the Code, including, without limitation, the adoption of the transition rules prescribed under Q&As 20 and 21of IRS Notice 2005-1, shall be expressly authorized hereunder and shall be administered in accordance with procedures established by the Administrator or the Committee, as the case may be. In the event of any inconsistency between the terms of the Plan and the Jobs Act or Section 409A of the Code with respect to Non-Grandfathered Amounts, the terms of the Jobs Act and Section 409A of the Code shall prevail and govern.”

Explanation: this particular provides for “grandfathering” of the treatment of amounts contributed to the Plan prior to the effective date of the Jobs Act (1/1/05) under the old constructive receipt rules, indicates that good faith compliance is intended during the transition period 2005-2008, and authorizes use of any of the permissive transition rules for nonqualified deferred compensation plans under 409A during the transition period.

2. Effective as of January 1, 2005, by substituting the following for Section 1.5 of the Plan:

“1.5 ‘Change of Control’ shall mean the date on which the first of the following events occur (a) any one person or more than one person acting as a Group (within the meaning assigned to such term in Treasury Regulation §§1.409A-3(i)(5)(v)(B) and (vi)(D)) (excluding Affiliates) acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or persons) all or substantially all of the business or assets from the Company (but in no event shall a Change of Control be deemed to have occurred where such acquired assets have a total Gross Fair Market Value (as defined below) of less than 40% of the total Gross Fair Market Value of all of the assets of the Company immediately before such acquisition or acquisitions); (b) any one person or more than one person acting as a Group (excluding Affiliates) acquires more than 50% of the total fair market value or total voting power of stock of the Company, provided that if such person or persons are considered either to own more than 50% of the total fair market value or total voting power of the stock of the Company or to possess Effective Control (as defined below) of the Company, the acquisition of additional stock or control, respectively, of the Company by the same person or persons is not considered to cause a Change of Control of the Company under this subsection (b); or (c) (i) any one person, or (ii) a majority of the Board of Directors is replaced during any 12-month period by directors whose appointment or election is not endorsed by a majority of the members of the Board of Directors as constituted before the appointment or election. ‘Effective Control’ for purposes of this Plan means that any one person or more or more than one person acting as a Group acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or persons) ownership of stock of the Company possessing 30% or more of the total voting power of the stock of the Company, provided that if such person or persons are considered either to own more than 50% of the total fair market value or total voting power of the stock of the Company or to possess Effective Control of the Company, the acquisition of additional stock or control, respectively, of the Company by the same person or persons is not considered to cause a change in the Effective Control of the Company under this subsection (c). The term ‘Gross Fair Market Value’ shall mean the value of the assets of the Company, or the value of the assets being disposed of, determined without regard to any liabilities associated with such assets. For purposes of determining stock ownership, the attribution rules described in Section 318(a) of the Code shall apply and stock underlying a vested option is considered owned by the individual who holds the vested option, provided that if a vested option is exercisable for stock that is not substantially vested (as defined by Treasury Regulation §§83-3(b) and (j)), the stock underlying the option shall not be treated as owned by the individual who holds the option. If payments from the Plan are made on account of a Change of Control event described in subsection (a) or (b), above, that occur because an Employer purchases its stock held by the Participant or because the Employer or a third party purchases a stock right held by the Employer, or that are calculated by reference to the value of the Employer’s stock, such payments shall be completed not later than 5 years after the Change of Control event. A Change of Control shall be subject to such further rules, conditions, limitations, restrictions, or clarifications prescribed under Section 409A of the Code, including, without limitation, Treasury Regulation §§1.409A-3(i)(5)(v), (vi) and (vii).”

Explanation: this particular revises the definition of “Change of Control” to comply with the requirements of 409A. Under the Plan, payments to all participants with account balances under the Plan are accelerated as a lump sum payment immediately upon a Change of Control. The 409A definition of Change of Control is not significantly different from the definition that was previously in the Plan , except that the Plan previously indicated that a Change of Control would occur when an outside entity took ownership of more than 50% of the stock or voting power of stock, and the 409A definition indicates that a Change of Control is not deemed to occur where someone who previously owned at least 30% of voting stock (“Effective Control”) increases ownership to greater than 50%.

3. Effective as of January 1, 2005, by adding the following phrase immediately after the phrase “the 401(k) Plan” where the latter phrase appears in Section 1.12 of the Plan:

“during the period that the Eligible Employee is an Eligible Employee under either Subsection 1.13(a) or (b) herein”

Explanation: this particular indicates that an employee’s “compensation” only includes compensation while he or she is eligible to participate in the Plan.

4. Effective as of January 1, 2005, by adding the following at the end of Section 1.14 of the Plan:

“To the extent (and only to the extent) required under Section 409A of the Code with respect to a Participant’s Non-Grandfathered Amounts under the Plan, including, without limitation, for purposes of Sections 1.5, 1.26(b), 3.1, 3.2 (excluding the first paragraph therein), 6.1(b), 6.2(c), and 9.3 the “Employer” shall mean the person for whom the Participant performs services and with respect to whom the legally binding right to payments under the Plan arises, and all persons with whom such person would be considered a single employer under Section 414(b) or (c) of the Code.”

Explanation: this particular does not substantially modify the effect of the definition of “Employer” under the Plan, but simply adds 409A verbiage and regulation citations to the definition of Employer to comply with 409A.

5. Effective as of January 1, 2005, by substituting the following for Section 1.16 of the Plan:

1.16 “Financial Hardship” shall mean a severe financial hardship to the Participant, which has been properly demonstrated to and approved by the Committee or its delegate in its sole discretion, resulting from:

(a)	an illness or accident of the Participant, Participant’s spouse, the Participant’s Beneficiary, or the Participant’s dependent (as defined in Section 152 of the Code, without regard to Sections 152(b)(1), (b)(2), and (d)(1)(B) of the Code);

(b)	the loss of the Participant’s property due to casualty (including the need to rebuild a home following damage to a home not otherwise covered by insurance); or

(c)	other similar extraordinary circumstances arising as a result of events beyond the control of the Participant, including, without limitation, (i) the imminent foreclosure of or eviction from the Participant’s primary residence, (ii) the payment of funeral expenses of the Participant’s spouse, the Participant’s Beneficiary, or the Participant’s dependent (as defined in Section 152 of the Code, without regard to Sections 152(b)(1), (b)(2), and (d)(1)(B) of the Code);

which would, if no cessation of deferrals were made in accordance with Section 2.2, result in severe financial burden to the Participant. Also, a Financial Hardship does not exist to the extent that the hardship may be relieved by (a) cessation of such Participant’s deferrals of the bonus portion of his Compensation pursuant to Section 2.2, (b) reimbursement or compensation by insurance or otherwise, or (c) liquidation of the Participant’s other assets (to the extent such liquidation would not itself cause severe financial hardship), but disregarding any additional compensation that due to the Financial Hardship is available under another nonqualified deferred compensation plan but has not actually been paid, or that is available due to the Financial Hardship under another plan that would provide for deferred compensation (within the meaning of Section 409A of the Code) except due to the application of the effective date provisions under Treasury Regulation. §1.409A-6).”

Explanation: this particular modifies the definition of “Financial Hardship” to align it with the compliant definition under the 409A regulations.

6. Effective January 1, 2008, by inserting the following as Section 1.18 of the Plan, and by renumbering Sections 1.18 through 1.23 as Sections 1.19 through 1.24, accordingly:

“1.18 ‘Grandfathered Amounts’ shall mean the portion of the Participant’s Account balance under the Plan as of December 31, 2004, the right to which was earned and vested (within the meaning of Treasury Regulation §1.409A-6(a)(2)) as of December 31, 2004, plus the right to future contributions to the Account the right to which was earned and vested (within the meaning of Treasury Regulation. §1.409A-6(a)(2)) as of December 31, 2004, to the extent such contributions are actually made, each determined by reference to the terms of the Plan in effect as of October 3, 2004, but only to the extent such Plan terms have not been materially modified (within the meaning of Treasury Regulation §1.409A-6(a)(4)) after October 3, 2004. Grandfathered Amounts shall include any earnings (within the meaning of Treasury Regulation. §1.409A-1(o)) attributable thereto.”

Explanation: this particular provides a definition of “Grandfathered Amounts” which may still be administered under the less restrictive provision of the Plan prior to 409A.

7. Effective January 1, 2008, by inserting the following as Section 1.20 of the Plan, and by renumbering Sections 1.20 through 1.24 as Sections 1.21 through 1.25, accordingly:

“1.20 ‘Non-Grandfathered Amounts’ shall mean the Participant’s Account balance under the Plan less any portion of the Participant’s Account balance under the Plan constituting Grandfathered Amounts.”

Explanation: this particular provides a definition of “Non-Grandfathered Amounts” to clarify the difference between them and “Grandfathered Amounts” under 409A.

8. Effective January 1, 2008, by substituting the following for renumbered Section 1.24 of the Plan:

“1.24 ‘Plan’ shall mean the Actuant Corporation Deferred Compensation Plan, as set forth in this instrument and as hereafter amended from time to time, and, to the extent (and only to the extent) required under Section 409A of the Code with respect to a Participant’s Non-Grandfathered Amounts under the Plan, any other plan with which the Plan is required to be aggregated under Section 409A of the Code. This Plan is intended to constitute an account balance plan, as defined in Treasury Regulation §1.409A-1(c)(2)(i)(A).”

Explanation: this particular indicates that, under 409A, the Non-Grandfathered Amounts under this Plan must be considered “aggregated” with other 409A account balance plans for certain provisions of 409A.

9. Effective January 1, 2007, by substituting the following for Section 1.25 of the Plan:

“1.25 ‘Plan Year’ shall mean each 12-month period beginning January 1 and ending the following December 31.”

Explanation: this particular updates the Plan Year to be a calendar year, effective 1/1/07.

10. Effective as of January 1, 2005, by adding the following new Section 1.26 to the Plan, immediately after renumbered Section 1.25 thereof:

“1.26 ‘Termination of Employment’ shall mean (a) with respect to a Participant’s Grandfathered Amounts, the date on which the Participant ceases to perform services with all Employers and Affiliates, and (b) with respect to a Participant’s Non-Grandfathered Amounts under the Plan, the date of the Participant’s separation from service (within the meaning of Treasury Regulation §§1.409A-1(h) and 1.409A-2(i)(2)) for any reason, including by reason of death or Disability, with the Employer, except that in applying Sections 1563(a)(1), (2), and (3) of the Code for purposes of determining the controlled group of corporations under Section 414(b) of the Code, the language ‘at least 50 percent’ is used instead of ‘at least 80 percent’ each place it appears in Section 1563(a)(1), (2), and (3) of the Code, and in applying Treasury Regulation §1.414(c)-2 for purposes of determining trades or businesses (whether or not incorporated) that are under common control for purposes of Section 414(c) of the Code, ‘at least 50 percent’ is used instead of ‘at least 80 percent’ each place it appears in Treasury Regulation §1.414(c)-2. For purposes of subsection (b), above, (i) the employment relationship is treated as continuing intact while the Participant is on military leave, sick leave, or other bona fide leave of absence if the period of any such leave does not exceed six months, or if longer, so long as the Participant retains the right to reemployment with the Employer under an applicable statute or by contract, (ii) a leave of absence constitutes a bona fide leave of absence only if there is a reasonable expectation that the Participant will return to perform services for the Employer, (iii) if the period of leave exceeds six months and the Participant does not retain a right to reemployment under an applicable law or by contract, the employment relationship is deemed to terminate on the first date immediately following such six-month period.”

Explanation: this particular provides a 409A – compliant definition of “Termination of Employment.”

11. Effective as of January 1, 2005, by substituting the following for the second sentence of Section 2.1 of the Plan:

“Each other Eligible Employee shall become a Participant in the Plan as of the latest of: (a) the Effective Date, (b) the date on which the employee is designated as an Eligible Employee, or (c) the earlier of the date on which an Eligible Employee’s initial deferral election to make Compensation Deferrals becomes irrevocable under Section 3.1(b) or the date on which an Eligible Employee first becomes eligible to receive Non-Qualified Core Contributions under Section 3.2.”

Explanation: this particular clarifies when an Eligible Employee becomes a Participant in the Plan.

12. Effective as of January 1, 2005, by substituting the following for Section 2.2 of the Plan:

“2.2 Suspension of Bonus Deferrals Due to Financial Hardship

The Committee, in its sole discretion, may cancel the Participant’s Compensation Deferrals for the bonus portion of his or her Compensation due to a Financial Hardship or a hardship distribution pursuant to Treasury Regulation §1.401(k)-1(d)(3). However, an election to make Compensation Deferrals under Section 3.1 shall be irrevocable as to amounts deferred as of the effective date of any cancellation in accordance with this Section 2.2. Following any such cancellation of the Participant’s Compensation Deferrals for the bonus portion of his or her Compensation, any later election by such Participant to make Compensation Deferrals will be subject to the provisions of Section 3.1(b) governing initial deferral elections.”

Explanation: this particular clarifies that deferrals (bonus) may only be suspended on account of a Financial Hardship, in all other cases bonus deferrals are irrevocable, and Compensation Deferrals are always irrevocable.

13. Effective as of January 1, 2008, by substituting the following for subsections 3.1(b) and (c) of the Plan:

“(b)

Specific Timing and Method of Election. The Administrator, in its sole discretion, shall determine the manner and deadlines for Participants to make Compensation Deferral elections. Any employee designated as first becoming eligible to participate in the Plan may become a Participant by making a Compensation Deferral election in the time and manner determined by the Administrator. Such election shall apply only to the Participant’s Compensation beginning on such eligibility date. Notwithstanding any provision of the Plan to the contrary, with respect to a Participant’s Non-Grandfathered Amounts attributable to Compensation Deferrals, a Participant’s election to make Compensation Deferrals for a Plan Year under this Section 3.1 shall be made by filing the appropriate deferral election form(s) with the Administrator before the end of whichever of the following periods applies to the Participant: (i) within the first 30 days after the employee ‘first becomes eligible to participate in the Plan’ (within the meaning of Treasury Regulation §1.409A-2(a)(7)(ii)) with respect to Compensation paid for services to be performed after the election, or (ii) if that 30-day period has expired, no later than the later of either (A) the December 31 preceding the year in which the Eligible Employee will earn the Compensation (other than Performance-Based Compensation, as defined below) to be deferred (or such earlier date as determined by the Administrator), or (B) in the case of any Performance-Based Compensation (as defined in Treasury Regulation §1.409A-1(e)), the date that is six months before the end of the performance period (or such earlier date as determined by the Administrator), provided that for purposes of this subsection (b)(ii)(B) the Eligible Employee performed services continuously from the later of the beginning of the performance period or the date the performance criteria are established through the date the Eligible Employee made his or her election to defer such Performance-Based Compensation, and provided further that in no event may an election to defer Performance-Based Compensation be made after such Compensation has become readily ascertainable. In the case of an Eligible Employee who previously ceased being an Eligible Employee, the phrase ‘first becomes eligible to participate in the Plan’ in subsection (b)(i) above shall be interpreted to apply only where the Eligible Employee either (i) previously received payment of his or her total Account balance under the Plan, and on or before the date of the last payment was not eligible to continue (or elect to continue) to participate in the Plan for periods after the last payment (other than through an election of a different form and time of payment with respect to the amounts paid), or (ii) regardless of whether such Eligible Employee previously received payment of his or her total Account balance under the Plan, had not been eligible to participate in the Plan (other than the accrual of notional investment earnings under Section 4) at any time during the 24-month period ending on the date the Eligible Employee again becomes eligible to participate in the Plan. If an Eligible Employee fails to timely elect to make Compensation Deferrals for a Plan Year pursuant to and in accordance with this Section 3.1(b), he or she may not later elect to make Compensation Deferrals for that Plan Year. To the extent an Eligible Employee does timely elect to make Compensation Deferrals for a Plan Year pursuant to and in accordance with this subsection (b), such election shall be irrevocable (except to the extent provided in Section 3.1(c)) upon the expiration of the applicable election period prescribed under this subsection (b).

(c)	Deferral Election Changes During Plan Year. In accordance with rules established by the Administrator and subject to the Committee’s approval, a Participant may change or revoke a Compensation Deferral election for the base salary portion of his or her Compensation during the Plan Year. However, any revocation shall not be effective with respect to any prior deferrals. A Participant shall not be permitted to change or revoke his or her election for the bonus portion of his or her Compensation during the Plan Year, except as provided in Section 2.2. Notwithstanding any provision of the Plan to the contrary, with respect to a Participant’s Non-Grandfathered Amounts, a Participant shall not be permitted under any circumstances, except to the extent permitted under Section 6.2(c) or as otherwise permitted under Section 409A of the Code, to change or revoke a deferral election with respect to Compensation Deferrals of his or her Compensation on or after the date on which such election would otherwise be irrevocable under Section 3.1(b).”

Explanation: this particular revised portions of the Compensation Deferrals section of the Plan to conform to 409A for timing of elections and irrevocability of deferral elections except in case of Financial Hardship.

14. Effective January 1, 2008, by substituting the following for Section 3.2 of the Plan:

“3.2 Non-Qualified Core Contributions

Effective September 1, 2003, an Employer shall make a Non-Qualified Core Contribution to the Plan for a Plan Year for each Eligible Employee designated by the Committee under Section 1.13 as being eligible to receive Non-Qualified Core Contributions, provided that such employee is employed by an Employer on the last day of the Plan Year or incurred a termination of employment with all Employers and Affiliates prior to the last day of such Plan Year by reason of Normal Retirement (as defined in the 401(k) Plan), death, or Disability. The Employer’s Non-Qualified Core Contribution for the Plan Year with respect to an Eligible Employee will equal the difference between the Actuant Corporation Core Contribution allocable for the Plan Year for the Eligible Employee as described in Section 3.01 of the 401(k) Plan calculated based on such Eligible Employee’s Eligible Compensation under this Plan and without regard to any benefit limitations imposed on such Eligible Employee’s annual additions pursuant to Section 415 of the Code, minus the Actuant Corporation Core Contribution allocable for such Eligible Employee under the 401(k) Plan for the Plan Year. The Plan shall hold a Participant’s Non-Qualified Core Contributions in his or her Non-Qualified Core Contribution Account. Participants shall not be eligible to elect the timing or form of payment of their Non-Qualified Core Contributions. Non-Qualified Core Contributions shall be paid in a lump sum within ninety days of Termination of Employment.”

Explanation: this particular revised the Non-Qualified Core Contributions section of the Plan, and added a second paragraph thereto, primarily to provide 409A compliant language regarding the time and form of payment for the Non-Qualified Core Contributions.

15. Effective as of January 1, 2005, by substituting the following for the last sentence of Subsection 4.1(a) of the Plan:

“The Deemed Interest Rate for a Plan Year shall apply to all Compensation Deferrals and Non-Qualified Core Contributions attributable to service with the Employers during the applicable Plan Year for as long as those deferrals and contributions are maintained under the Plan; provided, however, that if the Participant elects a short-term payout for a Plan Year’s Compensation Deferrals pursuant to and in accordance with Section 6.3, and thereafter elects to defer payment pursuant to and in accordance with Section 6.4, the Deemed Interest Rate on such Compensation Deferrals for Plan Years (or partial Plan Years) commencing after the effective date of the subsequent deferral election shall be the Deemed Interest Rate in effect for the date upon which the Participant’s subsequent deferral election is effective.”

Explanation: this particular reflects the change to the deemed interest rate when a participant makes a subsequent deferral election.

16. Effective January 1, 2008, by substituting the following for Sections 6.1 and 6.2 of the Plan:

“6.1 General Timing of Distributions

(a)	In General. Except as otherwise provided in this Section 6, payment of a Participant’s Account shall commence within ninety days of the Participant’s Termination of Employment, provided that with respect to a Participant’s Non-Grandfathered Amounts, the Participant shall under no circumstances have a right to designate the taxable year of payment (other than an election that complies with the subsequent deferral election rules under Section 6.2(c)); provided the Participant shall under no circumstances be permitted, directly or indirectly, to designate the taxable year of payment. Notwithstanding the foregoing, payments in any Plan Year shall only be made to the extent the Administrator reasonably anticipates that such payments are deductible for such Plan Year under Section 162(m) of the Code. If, pursuant to the foregoing sentence, any amounts are not paid when originally scheduled, such amounts shall be paid in the first taxable year which the Administrator reasonably anticipates (or should reasonably anticipate) that such payments would be deductible under Section 162(m) of the Code. (During any such delay in payment, unpaid amounts shall continue to be credited with notional income, appreciation, and depreciation.) Notwithstanding the foregoing, distribution of a Participant’s Account shall be made without regard to the deductibility of the payments under Section 162(m) of the Code if the time for distribution is accelerated pursuant to Section 6.5 or Section 6.6.

(b)

Special Timing Rule for Specified Employees. Notwithstanding any provision in the Plan to the contrary, with respect to a Participant’s Non-Grandfathered Amounts, payment as a result of a Participant’s Termination of Employment to any Participant who is

a Specified Employee (as of his or her Termination of Employment) shall not be made or commence before the date that is not less than six months after such Participant’s Termination of Employment (or, if earlier, such Participant’s date of death). For this purpose, a ‘Specified Employee’ shall have the meaning assigned to such term in Treasury Regulation §1.409A-1(i) at any time during the 12-month period, as determined by the Administrator ending with the annual date upon which key employees are identified by the Administrator (the ‘Specified Employee Identification Date). If a Participant is a Specified Employee as of the Specified Employee Identification Date, such Participant shall be treated as a Specified Employee for the entire 12-month period beginning on the effective date, as determined by the Administrator ending with the annual date following the Specified Employee Identification Date (but no later than the first day of the fourth month following the Specified Employee Identification Date) (the ‘Specified Employee Effective Date’). In lieu of applying the foregoing definition of a Specified Employee, the Administrator may apply the alternative method described in Treasury Regulation §1.409A-1(i)(5) in good faith with respect to any payment under the Plan as belonging to the group of identified Specified Employees, to a maximum of 200 such Specified Employees, regardless of whether such employee is subsequently determined by the Employer, any governmental agency, or a court not to be a Specified Employee, as defined above by reference to Section 416 of the Code. In the event amounts under the Plan are payable to a Specified Employee in installments, the first annual installment shall be delayed not less than six months after such Participant’s Termination of Employment, with all other annual installment payments payable as originally scheduled. During any delay in payment under this subsection (b), unpaid amounts shall continue to be credited with notional income, appreciation, and depreciation. To the extent not otherwise designated by the Employer in a separate document forming a part of the Plan applicable to all its nonqualified deferred compensation plans, the Specified Employee Identification Date for determining the Employer’s Specified Employees is each December 31 and the Specified Employee Effective Date is each subsequent April 1 following the applicable Specified Employee Identification Date. To the extent not otherwise designated by the Employer in a separate document forming a part of the Plan, the definition of compensation used to determine Specified Employee status shall be determined under Treasury Regulation §1.415(c)-2(a).

6.2 Form of Payment

(a)	Notional Investments in Deemed Interest Crediting Option. This subsection (a) applies to the portion of a Participant’s Account that is invested in the Deemed Interest Crediting Option only. Payment (or installment payments) of a Participant’s notional investment in the Deemed Interest Crediting Option shall be made in cash. Each Participant shall indicate on his or her benefit election form the form of payment for the Compensation Deferrals (and the notional income attributable thereto) to be made for the specific Plan Year covered by such benefit election form and invested in the Deemed Interest Crediting Option. Subject to any acceleration of payments required under this Section 6, a Participant may elect to receive such payment in one of the following forms of payment upon such Participant’s Termination of Employment commencing as of the date specified in Section 6.1 (i) a lump sum payment, (ii) five annual installment payments, or (iii) ten annual installment payments; provided, however, that a Participant who elects to receive annual installments for five or ten years shall instead receive payment in a lump sum equal to the balance then credited to his or her Account pursuant to and in accordance with the applicable provisions of this Section 6 if: (A) such Participant’s Termination of Employment occurs due to his or her death or Disability, or (B) distribution to such Participant is accelerated due to a Change of Control. Except as permitted under Section 6.2(c) or as otherwise permitted under Section 409A of the Code, a Participant’s election as to the form of payment shall be irrevocable as of the date coinciding with the date on which the initial deferral election becomes irrevocable under Section 3.1(b) or 3.2, as the case may be, and shall apply to all amounts credited to the Participant’s Account that are (iii) attributable to service with the Employers during the Plan Year with respect to which the election relates and (iv) invested in the Deemed Interest Crediting Option. If the Participant elected to receive five or ten annual installment payments, subject to any acceleration of payments required under this Section 6, his or her first installment shall be equal to 1/5th or 1/10th (respectively) of the balance then credited to his or her Account that is (v) attributable to service with the Employers during the Plan Year with respect to which the election relates and (vi) invested in the Deemed Interest Crediting Option. Each subsequent annual installment shall be paid to the Participant in each of the Participant’s subsequent taxable years commencing with such Participant’s second taxable year following the taxable year in which his or her Termination of Employment occurred and ending in the Participant’s taxable year in which the final annual installment is due. The amount of each subsequent installment shall be equal to the balance then credited to the Participant’s Account that is (vii) attributable to service with the Employers during the Plan Year with respect to which the election relates and (viii) invested in the Deemed Interest Crediting Option, divided by the number of annual installments remaining to be made. While a Participant’s Account is in installment payout status, the unpaid balance credited to the Participant’s Account shall continue to be credited with notional income. Non-Qualified Core Contributions shall be paid in a lump sum within 90 days of the Participant’s Termination of Employment.

(b)	Notional Investments in Company Stock Fund Option. Subject to any acceleration of payments required under this Section 6, payment of a Participant’s notional investment in the Company Stock Fund Option upon such Participant’s Termination of Employment shall commence as of the date specified in Section 6.1 and, except as provided below, shall be paid in the form of a lump sum in whole Class A Common Shares of Actuant Corporation plus cash in an amount equal to the value of any fractional interest in a Class A Common Share of Actuant Corporation. Notwithstanding the foregoing, with respect to Compensation Deferrals for Plan Years beginning on or after the Effective Date, each Participant shall indicate on his or her benefit election form the form of payment for the Compensation Deferrals (and the notional income attributable thereto) to be made for the specific Plan Year covered by such benefit election form and invested in the Company Stock Fund Option. Subject to any acceleration of payments required under this Section 6, a Participant may elect to receive such payment in one of the forms of payment described in subsection (a), above, but subject to the acceleration of payment and subsequent deferral of payment provisions therein, upon such Participant’s Termination of Employment commencing as of the date specified in Section 6.1. Except as permitted under Section 6.2(c) or as otherwise permitted under Section 409A of the Code, a Participant’s election as to the form of payment shall be irrevocable as of the date coinciding with the date on which the initial deferral election becomes irrevocable under Section 3.1(b) or 3.2, as the case may be, and shall apply to all amounts credited to the Participant’s Account that are (i) attributable to service with the Employers during the Plan Year with respect to which the election relates and (ii) invested in the Company Stock Fund Option. The amount of annual installment payments from the Company Stock Fund Option shall be determined in a manner substantially similar to the methodology applied to determine annual installment payments from the Deemed Interest Crediting Option, as described in subsection (a), above, except that payment of any annual installment shall be made in the form of whole Class A Common Shares of Actuant Corporation plus cash in an amount equal to the value of any fractional interest in a Class A Common Share of Actuant Corporation. Non-Qualified Core Contributions shall be paid in a lump sum within 90 days of the Participant’s Termination of Employment.

(c)	Subsequent Change in Form or Timing of Payment. Except to the extent otherwise permitted under Section 409A of the Code, notwithstanding any provision of the Plan to the contrary, including without limitation Section 6.4, with respect to a Participant’s Non-Grandfathered Amounts, a Participant or the Employer, as the case may be, shall not be permitted to change or revoke the form or timing of payment with respect to his or her Compensation Deferrals on or after the date on which such election would otherwise be irrevocable under Section 3.1(b) or 3.2, as the case may be, unless all of the following requirements are satisfied with respect to such Participant’s or the Employer’s subsequent election to change the form or timing of payment, but only to the extent such subsequent election to change the form or timing of payment is so authorized under rules established by the Administrator and approved by the Committee: (i) such election shall not take effect until at least 12 months after the date on which the election is made; (ii) in the case of an election related to a payment not on account of Disability, death, or Financial Hardship, the payment with respect to which the election is made must be deferred for a period of not less than five years from the date such payment would otherwise have been paid (or in the case of an installment payments treated as a single payment within the meaning of Treasury Regulation §1.409A-2(b)(2), five years from the date the first amount was scheduled to be paid); and (iii) in the case of an election related to a payment at a specified time or pursuant to a fixed schedule, such as a short-term payout election under Section 6.3, the election be made not less than 12 months before the date the payment is scheduled to be paid (or in the case of installment payments treated as a single payment within the meaning of Treasury Regulation §1.409A-2(b)(2), 12 months before the date the first amount was scheduled to be paid).

Explanation: this particular updates the distribution sections for 409A, by adding a definition of “Specified Employee” (key employee subject to a 6-month wait on distributions upon termination of employment), updating the subsequent deferral election provision, and updating the provisions to reflect the defined term of “Termination of Employment.” This particular also updates the plan for administrative changes, relating to the election of installments from the Company Stock Fund.

17. Effective January 1, 2008, by substituting the following for the last sentence of Section 6.3 of the Plan:

“Subject to the other terms and conditions of this Plan, the short-term payout shall be paid within 90 days of the earlier of (a) the date selected by the Participant (which must be at least three years after the date on which the Participant’s initial Compensation Deferral election for a Plan Year becomes irrevocable under Section 3.1(b)), or (b) the Participant’s Termination of Employment.”

Explanation: this particular updates the short-term payout section of the plan to provide that the payment must be made within 90 days, rather than 60 days, to take advantage of the 409A permissive 90-day payment window rule, and to make the timing window of payments for short-term payouts consistent with other distributions. This particular also utilizes the 409A compliant term for Termination of Employment.

18. Effective as of January 1, 2005, by adding the following to the end of Section 6.4 of the Plan:

“Notwithstanding the foregoing, with respect to a Participant’s Non-Grandfathered Amounts attributable to the portion of his or her Compensation Deferrals that are subject to a short-term payout deferral election pursuant to and in accordance with Section 6.3, a Participant shall not be permitted to revoke the timing of payments with respect to Non-Grandfathered Amounts on or after the date on which the initial short-term deferral election for a Plan Year would otherwise be irrevocable under Section 3.1(b), nor permitted to change the timing of such payments unless all of the following requirements are satisfied with respect to such Participant’s subsequent election to change the timing of payment, but only to the extent such subsequent election is so authorized under rules established by the Administrator and approved by the Committee: (i) such election shall not take effect until at least 12 months after the date on which the election is made; (ii) in the case of an election related to a payment not on account of Disability, death, or Financial Hardship, the payment with respect to which the election is made must be deferred for a period of not less than five years from the date such payment would otherwise have been paid (or in the case of an installment payments treated as a single payment within the meaning of Treasury Regulation §1.409A-2(b)(2), five years from the date the first amount was scheduled to be paid); and (iii) the election be made not less than 12 months before the date the payment is scheduled to be paid (or in the case of installment payments treated as a single payment within the meaning of Treasury Regulation §1.409A-2(b)(2), 12 months before the date the first amount was scheduled to be paid).”

Explanation: this particular updates the deferral elections rules for Short-Term payouts to add 409A compliant restrictions to deferrals and subsequent deferrals.

19. Effective January 1, 2008,. by substituting the following for Sections 6.5 and 6.6 of the Plan:

“6.5 Change of Control

If there is a Change of Control, the balance then credited to a Participant’s Account shall be distributed to him or her in a lump sum within 90 days after the date of the Change of Control.

6.6 Special Rule for Death or Disability

If a Participant dies or becomes Disabled, the balance then credited to his or her Account shall be distributed to the Participant (or his or her Beneficiary) in a lump sum within 90 days after the date of death or Disability.”

Explanation: this particular updates the payment rules upon Change of Control and Death/Disability to specify the payment timing (as required by 409A) and by utilizing the 90-day window period for such payments.

20. Effective January 1, 2008, by substituting the following for Section 6.8 of the Plan:

“6.8 Financial Hardship

In the event that a Participant incurs a Financial Hardship, the Committee or its delegate, in its sole discretion and notwithstanding any contrary provision of the Plan, may determine that all or part of the Participant’s Compensation Deferral Account shall be paid to him or her within 90 days of such Participant incurring such Financial Hardship; provided, however, that the amount paid to the Participant pursuant to this Section 6.8 shall be limited to the amount reasonably necessary to alleviate the Participant’s Financial Hardship (which may include amounts necessary to pay any Federal, state, local, or foreign income taxes or penalties reasonably anticipated to result from the distribution).”

Explanation: this particular updates the payment rules upon Financial Hardship to specify the payment timing (as required by 409A) and by utilizing the 90-day window period for such payments. This particular also allows the financial hardship to include amounts necessary to pay taxes on the distribution.

21. Effective January 1, 2008, by substituting the following for Sections 6.10, 6.11 and 6.12 of the Plan:

“6.10 Undistributable Accounts

Each Participant and (in the event of death) his or her Beneficiary shall keep the Administrator advised of his or her current address. If the Administrator is unable to locate a Participant to whom a Participant’s Account is payable under this Section 6, the Participant’s Account shall be held in suspense pending location of the Participant, without any prejudice to the Committee, the Administrator, or the Company (and each of their respective authorized delegates), as the case may be, including, without limitation, for any additional tax liability resulting from such delay in payment, provided that such unpaid amounts shall continue to be credited with notional income, appreciation, and depreciation. If the Administrator is unable to locate a Beneficiary to whom a Participant’s Account is payable under this Section 6 within six (6) months (or, with respect to a Participant’s Non-Grandfathered Amounts, such other period during which payment must commence under this Section 6 or, if later, such other period permitted under Section 409A of the Code) of the Participant’s death, the Participant’s Account shall be paid to the Participant’s estate.

6.11 Committee Discretion

Within the specific time periods described in this Section 6, the Committee shall have sole discretion to determine the specific timing of the payment of any Account balance under the Plan. In addition and notwithstanding any contrary provision of the Plan, the Committee, in its sole discretion, may cause the balance credited to a Participant’s Account to be paid to him or her in a lump sum at any time following the Participant’s termination of employment with all Employers and Affiliates. Notwithstanding the foregoing, the Committee shall retain and exercise such discretion reserved hereunder only to the extent such retention and exercise of discretion does not violate the requirements of Section 409A of the Code with respect to a Participant’s Non-Grandfathered Amounts.

6.12 Withholding; Reporting

To the extent required by law in effect at the time any distribution is made from the Plan, the Employers shall withhold any taxes and such other amounts required to be withheld. Further, to the extent required by law, the Employer shall report amounts deferred and/or amounts taxable under the Plan to the appropriate governmental authorities, including, without limitation, to the United States Internal Revenue Service.”

Explanation: this particular updates the above sections of the plan to reflect restrictions and tax reporting duties required by 409A.

22. Effective as of January 1, 2005, by substituting the following for Section 9.3 of the Plan:

“9.3 Effect of Termination

If the Plan is terminated pursuant to this Section 9, the balances credited to the Accounts of the affected Participants shall be distributed to them at the time and in the manner set forth in Section 6; provided, however, that the Committee, in its sole discretion, may authorize accelerated distribution of Participants’ Accounts as of any earlier date; provided that with respect to Non-Grandfathered Amounts, such discretion reserved to the Committee to accelerate the form and timing of the distribution of Participants’ Accounts shall be exercised only to the extent the termination of the Plan arises pursuant to and in accordance with one of the following provisions:

(a)	Corporate Dissolution or Bankruptcy. The Plan is terminated and liquidated by the Employer within 12 months of a corporate dissolution taxed under Section 331 of the Code, or with the approval of a bankruptcy court pursuant to Section 503(b)(1)(A) of the Bankruptcy Code, provided such amounts are included in the Participants’ gross incomes in the latest of the following years (of, if earlier, the taxable year in which such amounts are actually or constructively received) (i) the calendar year in which the Plan is terminated and liquidated, (ii) the first calendar year in which amounts are no longer subject to a substantial risk of forfeiture, or (iii) the first calendar year in which the payment is administratively practicable.

(b)	Change of Control Event. The Employer takes irrevocable action to terminate and liquidate the Plan within the 30 days before or 12 months after the occurrence of a Change of Control, provided that all other plans sponsored by the Employer after the Change of Control with which the Plan is required to be aggregated under Section 409A of the Code are terminated and liquidated with respect to each Participant that experienced the Change of Control, so that all such Participants are required to receive a distribution of the amounts deferred under the Plan and such aggregated plans within 12 months of the date the Employer took such irrevocable action to terminate and liquidate all such aggregated plans.

(c)	Termination of All Similar Arrangements. The Plan is terminated and liquidated by the Employer, provided (i) the termination and liquidation does not occur proximate to a downturn in the financial health of the Employer; (ii) the Employer terminates and liquidates all other plans required to be aggregated under Section 409A if the same Employer had deferrals of compensation under all such aggregated plans, (iii) no payments are made on account of the terminations (other than payments that would have been payable in the absence of the plan terminations) within 12 months of the date the Employer takes irrevocable action to terminate and liquidate all such aggregated plans, (iv) all payments are made within 24 months of the of the date the Employer takes irrevocable action to terminate and liquidate all such aggregated plans, and (vi) within three years following the date the Employer takes irrevocable action to terminate and liquidate all such aggregated plans, the Employer does not establish any new nonqualified deferred compensation plans that would otherwise have been aggregated with the Plan under Section 409A of the Code if the same Participant participated in both plans.

(d)	Other. The Plan is terminated and liquidated pursuant to and in accordance such other events and conditions prescribed under Section 409A of the Code.”

Explanation: this particular updates the plan termination section of the plan to reflect the 409A restrictions on termination of the plan with respect to Non-Grandfathered Amounts.

23. Effective January 1, 2008, by substituting the following for Section 10.8 of the Plan:

“10.8 Applicable Law

The provisions of the Plan shall be construed, administered and enforced in accordance with applicable Federal law, and to the extent not preempted thereby or inconsistent therewith, with the laws of the State of Wisconsin, without regard to the conflicts of laws provisions of that State or any other jurisdiction. Without limiting the generality and applicability of the foregoing and notwithstanding any provision in the Plan to the contrary, if and to the extent that the payment of any Non-Grandfathered Amounts would otherwise violate the requirements of Section 409A of the Code, such Non-Grandfathered Amounts shall be paid under such other conditions determined by the Administrator or the Committee, as the case may be, that cause the payment of such Non-Grandfathered Amounts to comply with Section 409A of the Code and the Plan shall be construed and administered accordingly to achieve that objective.”

Explanation: this particular updates the applicable law section of the plan to reflect the intention that the plan be administered in general in compliance with Code Section 409A.

*    *    *

IN WITNESS WHEREOF, Actuant Corporation has caused this amendment to be executed by its officer thereunto duly authorized this 25th day of December, 2008.

ACTUANT CORPORATION

By:	/s/ Susan Korthase
Its:	Vice President – Human Resource

By:	/s/ Andrew G. Lampereur
Its:	Executive Vice President and Chief Financial Officer